As filed with the Securities and Exchange Commission on April 21, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ovid Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-5270895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

441 Ninth Avenue, 14th Floor

New York, New York 10001

(646) 661-7661

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Margaret Alexander

President and Chief Executive Officer

Ovid Therapeutics Inc.

441 Ninth Avenue, 14th Floor

New York, New York 10001

(646) 661-7661

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey Rona Chief Business and Financial Officer Ovid Therapeutics Inc. 441 Ninth Avenue, 14th Floor New York, New York 10001 (646) 661-7661	Laura A. Berezin Jaime L. Chase Cooley LLP 1299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004 (202) 842-7800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 21, 2026

PROSPECTUS

29,856,031 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling stockholders identified herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ donees, pledgees, assignees, transferees, distributees and successors-in-interest), of up to an aggregate of 29,856,031 shares of our common stock, par value $0.001 per share, issued by us pursuant to a private placement that closed on March 19, 2026, consisting of (i) 19,154,321 shares of our common stock and (ii) 10,701,710 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of our common stock.

We are filing this Registration Statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the selling stockholders to provide for the resale by the selling stockholders of the shares of our common stock described in this prospectus. The registration of the shares to which this prospectus relates does not require the selling stockholders to sell any of their shares, including any shares of common stock issuable upon the exercise of Pre-Funded Warrants.

We are not offering any shares of common stock pursuant to this prospectus and will not receive any proceeds from the sale or other disposition of shares of common stock offered by this prospectus by the selling stockholders; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants.

The selling stockholders may offer and sell or otherwise dispose of the shares of our common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of our common stock.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “OVID.” On April 17, 2026, the last reported sale price of the common stock was $2.91 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “Ovid,” “Company,” “we,” “us” and “our” refer to Ovid Therapeutics Inc.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biopharmaceutical company dedicated to developing small molecule medicines for brain disorders with significant unmet need. Our approach to achieve this goal is scientifically driven, patient-focused, and coupled with an integrated and disciplined approach to research, clinical development and business development. Our team has significant experience with and understanding of epilepsies and other neurological conditions, and we continue to gain insight into the ways the different molecular mechanisms and pathways underlying these disorders impact the symptoms patients experience. We have developed a differentiated pipeline of drug candidates containing novel mechanisms of action to target seizures and believe we are the only company that holds a portfolio of direct activators of potassium-chloride cotransporter 2. One of our programs is in clinical trials in humans, and a second is expected to begin a clinical trial in the first half of 2026. We are initially pursuing therapeutic drug candidates for the potential treatment of drug-resistant focal onset seizures, developmental and epileptic encephalopathies, including tuberous sclerosis complex seizures and infantile spasms, psychosis associated with Parkinson’s disease and Lewy body dementia, and schizophrenia. If successfully developed and marketed to treat these conditions, we intend to explore these drug candidates for broader neurologic indications. Our cohesive focus in brain disorders with significant unmet need reinforces our belief that we can develop and produce multiple novel medicines, scale our infrastructure, positively impact patients’ lives and create long-term stockholder value.

Private Placement

On March 17, 2026, we entered into a securities purchase agreement with the purchasers named therein (the “Investors”), pursuant to which we agreed to issue and sell in a private placement 29,856,031 shares of common stock, consisting of (i) 19,154,321 shares of our common stock and (ii) Pre-Funded Warrants to purchase up to 10,701,710 shares of our common stock to the Investors in a private placement (the “Private Placement”).

Each share of common stock was sold at a purchase price of $2.01 per share of common stock to the Investors, and each Pre-Funded Warrant was sold at a purchase price of $2.009 per Pre-Funded Warrant to the Investors. Each Pre-Funded Warrant has an exercise price of $0.001 per share and became exercisable immediately upon the Original Issue Date (as defined in the Pre-Funded Warrant) until the Pre-Funded Warrant is exercised in full. We received gross proceeds of approximately $60.0 million from the Private Placement, before placement agent fees and offering expenses payable by us.

On March 17, 2026, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which we agreed to register for resale the common stock described in this prospectus. Under the Registration Rights Agreement, we are required to prepare and file a registration statement with the SEC no later than the 30th business day following the closing of the Private Placement and to use reasonable best efforts to have the registration statement declared effective within 60 calendar days after the initial filing date of such registration statement, subject to certain exceptions and specified penalties if timely effectiveness is not achieved and maintained. The registration statement of which this prospectus forms a part is being filed to satisfy the requirements of the Registration Rights Agreement.

We are only registering pursuant to the registration statement of which this prospectus forms a part (i) the shares of common stock and (ii) the shares of common stock issuable upon exercise of the Pre-Funded Warrants, that were issued and sold in the Private Placement.

The Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “OVID.” We do not intend to list the Pre-Funded Warrants on any national securities exchange.

Corporate Information

We were incorporated in Delaware in April 2014. Our principal executive offices are located at 441 Ninth Avenue, 14th Floor, New York, New York 10001 and our telephone number is (646) 661-7661. Our common stock is listed on Nasdaq under the symbol “OVID.” Our corporate website address is www.ovidrx.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders	29,856,031 shares of common stock, consisting of (i) 19,154,321 shares of our common stock and (ii) 10,701,710 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered by this prospectus by the selling stockholders; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants.

Risk factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Nasdaq Capital Market symbol	“OVID”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent annual report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, statements indicating that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date they were made, and while we believe such information formed a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

We discuss many of these risks in greater detail in the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

All the shares of our common stock to be sold pursuant to this prospectus will be sold by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock offered by this prospectus by the selling stockholders; however, we will receive nominal proceeds from any cash exercise of the Pre-Funded Warrants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by selling stockholders identified in the table below of up to an aggregate of 29,856,031 shares of common stock, consisting of (i) 19,154,321 shares of our common stock issued in the Private Placement and (ii) 10,701,710 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants issued in the Private Placement. For additional information regarding the issuance of the common stock and Pre-Funded Warrants in connection with the Private Placement, see the section “Prospectus Summary—Private Placement” above.

As used in this prospectus, the term “selling stockholders” or “selling stockholder” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

Except for their participation in the Private Placement, the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us, except as herein described. Prior to the Private Placement, entities affiliated with Janus Henderson Investors, RA Capital Healthcare Fund, L.P., Point72 Associates, LLC, Affinity Healthcare Fund, LP and entities affiliated with ADAR1 Capital Management, LLC were beneficial owners of more than 5% of our common stock.

We are registering the offer and sale of the shares of common stock to satisfy certain registration obligations that we granted the selling stockholders in connection with the Private Placement. Under the Registration Rights Agreement, we are required to prepare and file a registration statement with the SEC no later than the Filing Deadline (as defined in the Registration Rights Agreement) and to use reasonable best efforts to have the registration statement declared effective within 60 days after the filing date of such registration statement, subject to certain exceptions and specified penalties if timely effectiveness is not achieved and maintained.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders as of April 17, 2026. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC, and upon information in our possession regarding the securities issued in the Private Placement. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The first column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and Pre-Funded Warrants as of April 17, 2026. The percentages of shares owned after the offering in the fourth column is based on 173,037,131 shares of common stock outstanding as of April 17, 2026, plus, for each selling stockholder, the shares of common stock issuable upon exercise of the Pre-Funded Warrants held by such selling stockholder. The second column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the maximum number of shares of common stock issuable upon exercise of the Pre-Funded Warrants.

			After Offering
Name of Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
SILV Fund Ltd. (1)	18,031,333	12,313,000	5,718,333	3.11%
RA Capital Healthcare Fund, L.P.(2)	17,448,075	2,986,560	18,635,832	9.99%
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund(3)	13,954,741	2,736,318	11,218,423	6.11%
Affinity Healthcare Fund, LP(4)	15,635,484	2,736,318	12,899,166	7.02%
Entities affiliated with Janus Henderson Investors(5)	25,864,542	2,487,562	23,376,980	12.72%
Atlas Private Holdings (Cayman) Ltd.(6)	7,686,316	1,496,150	6,190,166	3.37%
Coastlands Capital Partners LP(7)	8,648,947	1,492,537	8,653,440	4.71%
Adage Capital Partners, L.P.(8)	7,234,781	1,243,781	5,991,000	3.35%
Ally Bridge MedAlpha Master Fund L.P.(9)	2,136,905	1,243,781	893,124	*
Entities affiliated with ADAR1 Capital Management, LLC (10)	9,543,279	995,024	8,548,255	4.65%
Point72 Associates, LLC(11)	4,382,971	125,000	4,257,971	2.32%

*	Represents beneficial ownership of less than 1%
(1)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 10,812,333 shares of common stock, (b) 6,219,000 shares of common stock issuable upon the exercise of Pre-Funded Warrants from the Private Placement and (c) 1,000,000 shares of common stock issuable upon the exercise of Series B warrants, in each case held by SILV Fund Ltd. Sirenia Capital Management LP (“Sirenia”) is the investment manager of SILV Fund, Ltd. and as such has investment and voting power with respect to the securities held by SILV Fund, Ltd. Sirenia Capital Management GP LLC (“Sirenia GP”) is the general partner of Sirenia. Alex Silverstein is the managing member of Sirenia GP. Each of SILV Fund, Ltd., Sirenia GP and Mr. Silverstein disclaims beneficial ownership over such securities. The address for the selling shareholder is 1674 Meridian Avenue, Suite 320, Miami Beach, FL 33139.

(2)

“Number of Shares Beneficially Owned Before Offering” consists of (i) 15,829,800 shares of common stock and (ii) 1,618,275 shares of common stock issuable upon the exercise of Series B warrants, in each case held by RA Capital Healthcare Fund, L.P. Due to a beneficial ownership blocker, the number of shares beneficially owned before the offering excludes 8,752,151 shares of common stock issuable upon the exercise of warrants and pre-funded warrants held by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(3)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 11,812,241 shares of common stock and (b) 2,142,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund (the “Eventide Fund”). Eventide Asset Management, LLC (“Eventide”) is the investment adviser for the Eventide Fund. Robin C. John is the Chief Executive Officer of Eventide, and Finny Kuruvilla, MD, PhD, is a Co-Chief Investment Officer, Sr. Portfolio Manager and Managing Director of Eventide. Each of Eventide, Mr. John and Dr. Kuruvilla may be deemed to have voting and investment power over the shares held by the Eventide Fund. The Eventide Fund, Mr. John and Dr. Kuruvilla disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of the Eventide Fund is Mutual Fund Series Trust, 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022.

(4)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 10,636,318 shares of common stock, (b) 2,142,500 shares of common stock issuable upon the exercise of Series B warrants and (c) 2,856,666 shares of common stock issuable upon the exercise of pre-funded warrants, in each case held by Affinity Healthcare Fund, LP.

(5)

“Number of Shares Beneficially Owned Before Offering” consists of (a)(i) 17,162,264 shares of common stock and (ii) 4,534,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Janus Henderson Biotech Innovation Master Fund Limited, and (b)(i) 3,345,278 shares of common stock and (ii) 822,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Janus Henderson Biotech Innovation Master Fund II Limited. These shares may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with the Janus Fund’s investment objective, policies and limitations. The Janus Funds have one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the shares of Common Stock offered hereby. The portfolio managers for the Janus Funds are Andrew Acker, Daniel S. Lyons and Agustin Mohedas. Each of Mr. Acker, Mr. Lyons and Mr. Mohedas disclaim any beneficial ownership of these shares. The address of Janus and each of the Janus Funds is c/o Janus Henderson Investors US LLC, 151 Detroit Street, Denver, CO 80206.

(6)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 4,761,666 shares of common stock, (b) 1,428,500 shares of common stock issuable upon the exercise of Series B warrants and (c) 1,496,150 shares of common stock issuable upon the exercise of Pre-Funded Warrants, in each case held by Atlas Private Holdings (Cayman) Ltd. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the securities being registered under this registration statement. The address for Atlas Private Holdings (Cayman) Ltd. and Balyasny Asset Management L.P. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(7)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 8,360,477 shares of common stock and (b) 288,470 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Coastlands Capital Partners LP (“Coastlands Capital”). Due to a beneficial ownership blocker, the number of shares beneficially owned before the offering excludes 1,497,030 shares of common stock issuable upon the exercise of warrants held by Coastlands Capital. Coastlands Capital LP is the investment adviser to Coastlands Capital and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner”, and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of Common Stock except to the extent of such entity or person’s pecuniary interest therein.

(8)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 6,163,781 shares of common stock and (b) 1,071,000 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Adage Capital Partners, L.P. (“Adage”). Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.

(9)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 1,244,405 shares of common stock and (b) 892,500 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Ally Bridge MedAlpha Master Fund L.P. (“MedAlpha”). Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of MedAlpha. As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership.
(10)

“Number of Shares Beneficially Owned Before Offering” consists of (a)(1) 6,967,597 shares of common stock and (2) 2,142,500 shares of common stock issuable upon the exercise of Series B Warrants, in each case held by ADAR1 Partners LP (“ADAR1”), and (b) 433,182 shares of Common Stock held by Spearhead Insurance Solutions IDF, LLC—Series ADAR1 (“Spearhead”) ADAR1 Capital Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead, has voting and investment control of the shares held by ADAR1 and Spearhead. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneebergeris the manager of ADAR1 and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(11)

“Number of Shares Beneficially Owned Before Offering” consists of (a) 4,132,971 shares of common stock and (b) 250,000 shares of common stock issuable upon the exercise of Series B warrants, in each case held by Point72 Associates, LLC. Point72 Asset Management, L.P. maintains investment and voting power with respect to the securities held by certain investment funds it manages, including Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P. Mr. Steven A. Cohen controls each of Point72 Asset Management, L.P. and Point72 Capital Advisors, Inc. By reason of the provisions of Rule 13d-3 of the Exchange Act, each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen may be deemed to beneficially own the securities held by Point72 Associates, LLC that are disclosed herein. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., and Mr. Cohen disclaims beneficial ownership of any such securities.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In addition, a selling stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus, and (ii) the date on which the securities covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Cooley LLP will pass upon the validity of the shares of our common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Ovid Therapeutics Inc. and subsidiaries as of December 31, 2025 and 2024, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We maintain a website at www.ovidrx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below and any future filings made by us with the SEC (in each case, other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026;

•	our Current Reports on Form 8-K filed with the SEC on March 18, 2026 and April 20, 2026; and

•	the description of our securities, which is contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these documents and filings, at no cost, by writing or telephoning us at the following address or telephone number:

Ovid Therapeutics Inc.

Attn: Corporate Secretary

441 Ninth Avenue, 14th Floor

New York, NY 10001

(646) 661-7661

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder (other than underwriting discounts and commissions, if any) are set forth below. The selling stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee.

Amount
SEC registration fee	$11,617
Accounting fees and expenses	15,000
Legal fees and expenses	75,000
Miscellaneous fees and expenses	383

Total	$102,000

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will limit the liability of our directors, and may indemnify our directors and officers, to the maximum extent permitted by the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to the corporation or its stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

We entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Item 16.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-38085	3.1	5/10/2017

4.2	Corrected Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock	8-K	001-38085	3.1	9/24/2019

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	S-3	333-292151	3.2	12/15/2025

4.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.	8-K	001-38085	3.1	10/3/2025

4.5	Amended and Restated Bylaws	8-K	001-38085	3.2	5/10/2017

4.6	Form of Pre-Funded Warrant	8-K	001-38085	4.1	3/18/2026

4.7	Securities Purchase Agreement, dated as of March 17, 2026, by and among Ovid Therapeutics Inc. and the Investors named therein	8-K	001-38085	10.1	3/18/2026

4.8	Form of Registration Rights Agreement	8-K	001-38085	10.2	3/18/2026

5.1	Opinion of Cooley LLP					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Cooley LLP (see Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page hereto)					X

107	Filing Fee Table					X

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 21, 2026.

OVID THERAPEUTICS INC.

By:	/s/ Margaret Alexander
Margaret Alexander
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Margaret Alexander and Jeffrey Rona, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Ovid Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret Alexander Margaret Alexander	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2026

/s/ Jeffrey Rona Jeffrey Rona	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	April 21, 2026

/s/ Jeremy M. Levin, DPhil, MB BChir Jeremy M. Levin, DPhil, MB BChir	Executive Chairman	April 21, 2026

/s/ Karen Bernstein, PhD Karen Bernstein, PhD	Director	April 21, 2026

/s/ Barbara Duncan Barbara Duncan	Director	April 21, 2026

/s/ Bart Friedman Bart Friedman	Director	April 21, 2026

/s/ Kevin Fitzgerald, PhD Kevin Fitzgerald, PhD	Director	April 21, 2026

/s/ Stelios Papadopolous, PhD Stelios Papadopolous, PhD	Director	April 21, 2026